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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, entered into as of       , 1999, between
CORE, INC., a Massachusetts corporation (hereinafter called "CORE" or the
"Company"), and       of      , California (hereinafter called "Executive").

         WHEREAS, Executive is presently an employee and officer of CORE;

         WHEREAS, CORE and Executive each desire to enter into this Employment Agreement concerning Executive's continuing employment with CORE;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is acknowledged by both parties hereto, the Company and Executive agree as follows:

      1. EMPLOYMENT. The Company will employ Executive and Executive will
serve the Company as the Company's           or other officer of the
Corporation, all upon the terms and conditions provided herein.

      2. DUTIES. Executive shall report to       , and be subject to the
ultimate authority of the Board of Directors of the Company. Executive in conjunction with other executives of the Company shall be responsible for the day to day business, operations and affairs of the Company. Executive's
duties shall include         .

      3. TERM. The term of Executive's employment hereunder shall be for the period beginning on the date hereof, and ending December 31, 2000 (the "Term"). Thereafter, this Agreement shall automatically renew for an additional period of twelve months, unless pursuant to Section 8(e), written notice of intent not to renew is delivered by either party thirty (30) days prior to the scheduled end of the initial or subsequent term. Notwithstanding the scheduled termination dates or renewals thereof, this Employment Agreement is subject to earlier termination as set forth in Section 8 hereof.

      4. COMMITMENT OF EXECUTIVE. During the term of this Agreement, Executive shall be employed by the Company on a full-time basis, and shall perform his duties during the normal business hours of the Company. During the term of this Agreement, Executive shall not perform work for compensation (except for reimbursement of reasonable expenses approved by the Company) within the industry in which CORE or any of CORE's subsidiaries are active for any

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person or entity other than the Company without first obtaining the prior written consent of the Board of Directors of the Company.

      5.  COMPENSATION.

              (a) SALARY. During the Term of this Agreement, the Company
agrees to compensate Executive at the rate of not less than            Dollars
($       ) per annum. Executive's salary shall not be reduced below the greater of this amount or the Executive's previous twelve months' total cash compensation (exclusive of bonuses) without Executive's consent.

              (b) PAYROLL POLICIES. Executive's compensation shall be paid in installments pursuant to the Company's personnel policies, as they may be amended from time to time, less any applicable federal, state or local payroll tax deductions incident on Executive.

              (c) BONUSES. Executive shall be eligible to receive a bonus or bonuses as are other CORE executives as determined by the Board of Directors of CORE or the Compensation Committee of CORE, at its sole discretion, based upon performance and other factors.

      6. ETHICAL CONDUCT. Executive agrees to adhere to all recognized professional ethics and customs, and to avoid all actions or conduct which injures, directly or indirectly, the professional standing and reputation of the Company or any of the Company's affiliated corporations or employees. Executive represents and warrants he is free to enter into this Employment Agreement and that there are no employment contracts, restrictive covenants or other obligations preventing full performance of his duties hereunder.

      7. FRINGE BENEFITS.

              (a) VACATION. Executive shall be entitled to a vacation period not to exceed five (5) weeks in any calendar year of his employment without loss of compensation. In the event that Executive's employment is terminated for any reason prior to the expiration of a full calendar year, the vacation period to which he is entitled shall be prorated, and he shall receive compensation on account of any unused vacation days in addition to his regular compensation for the period prior to his termination. Executive shall be entitled to carry no more than one and one half times the annual accrual rate of previously allowed vacation time except as otherwise permitted by CORE's policies.

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              (b) HOLIDAYS AND SICK LEAVE. In addition to his vacation time,
Executive shall be entitled without loss of compensation to those holidays to which employees of the Company are entitled under the personnel policies of the Company. Sick leave shall be accumulated for Executive in accordance with the personnel policies of the Company.

              (c) HEALTH CARE BENEFITS. Executive shall be furnished with a health care benefit package consistent with benefits available to other Company employees as now in effect, and as modified hereafter in accordance with requirements set forth in the first sentence of this Section.

              (d) DISABILITY BENEFITS. The Company agrees to continue Executive's full salary and fringe benefits for a period of short-term disability not to exceed one hundred eighty (180) continous days (or such longer period as may be required to qualify for benefits under the long-term disability policies sponsored by the Company and then in effect) during which Executive is unable to work on account of illness or injury. The Company shall provide Executive at the Company's expense a long-term disability benefit which shall be substantially similar to long term disability benefits available to other Company employees as now in effect, and as modified hereafter in accordance with requirements set forth in the first sentence of this Section.

              (e) STOCK OPTIONS. Executive has previously received and shall continue to be eligible to receive grants of options for the purchase of CORE common stock pursuant to CORE INC.'s 1997 Stock Option Plan (and any successor plan) as determined by the Board of Directors of CORE or the Compensation Committee of CORE, at its sole discretion, based upon performance and other factors.

              (f) OTHER FRINGE BENEFITS. Executive shall be entitled to additional fringe benefits consistent with the personnel policies of the Company as determined by the Company's Board of Directors.

      8. TERMINATION OF AGREEMENT.

              (a) CAUSE. Executive's employment hereunder may be terminated immediately by the Company for "Cause". For the purpose of this Agreement, "Cause" means:

                  (i) willful breach or habitual neglect of the duties Executive is required to perform hereunder which are not cured by Executive within 30 days of written notice from the Company of such breach or neglect;

                  (ii) any illegal act by Executive injurious to the business or reputation of

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                       the Company;

                  (iii) Executive's engagement in gross misconduct injurious to the business or reputation of the Company;

                  (iv) Executive's conviction of any crime which constitutes a felony in the jurisdiction committed (whether or not involving the Company);

                  (v) a material breach by Executive of any material provision of this Agreement.

         If the Company desires to terminate Executive's employment hereunder for Cause, the Company shall give Executive written notice of the termination date and shall specify in said notice the termination provision of the Agreement and the factual basis upon which the termination action is based.

              (b) DISABILITY. Executive's employment hereunder may also be terminated at the election of the Company in the event that Executive is disabled from performing his duties hereunder for a period of at least one hundred eighty (180) continuos days (or such longer period as may be required to qualify for benefits under the long-term disability policies sponsored by the Company and then in effect) during the Term. In the event Executive's employment is terminated by the Company because of such a disability of Executive, the Company shall give Executive notice of a termination date, which shall not be less than thirty (30) days subsequent to the date of the notice, and Executive's employment hereunder shall terminate on the termination date as so established by the Company.

              (c) DEATH. Executive's employment hereunder shall terminate automatically upon the death of Executive.

              (d) EFFECT OF TERMINATION FOR CAUSE, DISABILITY OR DEATH. If Executive's employment terminates pursuant to Section 8(a), 8(b), or 8(c), the Company shall pay Executive his full salary and other benefits (including accrued and unused vacation and sick time for such year) through the date of termination of Executive's employment at the rate then in effect, and the Company shall have no further obligations to Executive under this Agreement, except for benefits expressly provided herein and for continuation of benefits required by applicable law.

              (e) TERMINATION WITHOUT CAUSE; SEVERANCE. CORE, may terminate Executive's employment without cause or elect not to renew the term hereof by giving written

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notice to Executive at least thirty (30) days prior to the
effective date of termination of employment without cause, in which event Executive's employment hereunder shall terminate and Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including unpaid salary, pro-rated earned bonus (if any), benefits and accrued and unused vacation and sick time;

                  (ii) severance payments comprising salary and health care benefits continuing for 12 months from the date of termination, such salary continuation payments to be made bi-weekly, or otherwise consistent with CORE's payroll policies and shall be subject to applicable federal, state and local payroll tax deductions and withholdings;

                  (iii) CORE shall extend Executive's rights to exercise any outstanding options for the lesser of one additional year or the scheduled option expiration date.

         Notwithstanding the requisite 30 day notice period, CORE may elect to have Executive's services to CORE terminate immediately, provided CORE pays Executive compensation and benefits during the period after written notice has been delivered and prior to the effective termination date.

              (f) CHANGE IN CONTROL. In the event a "Change in Control" (as defined below) occurs during the term of this Agreement and Executive's employment is terminated by CORE without cause pursuant to Section 8(e) hereof (including a non-renewal of the term) within 12 months of such a "Change in Control" of CORE, then the "12 months from the date of termination" in Section 8(e)(ii) shall be revised to read "18 months from the date of termination (provided such payments shall be reduced to reflect any salary, consulting fees or other compensation received by Executive for services rendered after 1 year from the termination date and further provided, Executive shall timely report to CORE any such compensation)."

              For purposes of this Section 8(f), "Change in Control" shall mean:

              As used herein, a "Change in Control" of the Company shall be deemed to have occurred if any of the following conditions are met:

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              (i)   there is a merger or consolidation of the Company
                    in which (A) the Company is not the continuing or surviving corporation or (B) a majority of the Board of Directors of the surviving Company were not directors or officers of the Company prior to such merger or consolidation;

              (ii) the Company sells substantially all its assets to a single purchaser or to a group of associated purchasers;

              (iii) at least two-thirds of the outstanding common stock of the Company is sold, exchanged or otherwise disposed of in one transaction or in a series of related transactions;

              (iv) any person or entity becomes directly or indirectly the owner or beneficial owner of 50% or more of the Company's outstanding stock;

              (v) individuals who at the date hereof constitute the Board of Directors of the Company cease to constitute a majority thereof, provided that such change is the direct or indirect result of a proxy fight or contested election for positions on the Board; or

              (vi) the Board of Directors of the Company determines in its sole and absolute discretion that there has been a change in control of the Company.

      9. COVENANT NOT TO COMPETE; NON-SOLICITATION; CONFIDENTIAL INFORMATION.
              (a) In consideration of and as an inducement to the Company to enter into this Employment Agreement, Executive shall not, for a period commencing on the date hereof and ending on the later of (i) one year after Executive's termination of employment with the Company and its Affiliates (as defined in Section 9(h), below), for any reason or (ii) the date through which severance payments are due pursuant to Section 8(e) and (f) above (such later date being referred to as the "Covenant End Date"), serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm, company, corporation or entity (other than the Company or one of its Affiliates, or CORE or one of CORE's wholly-owned subsidiaries) whose employing unit or division is engaged within the geographical area of the United States in direct competition with the business of the Company or its Affiliates, or any business of CORE or its Affiliates.

              (b) Executive agrees that for a period commencing with the date of this Agreement and ending on the Covenant End Date:

                   (i) Executive will not directly or indirectly solicit, hire or attempt to hire for any purpose whatsoever (whether as an employee, consultant, advisor, independent

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contractor or otherwise) any employee or consultant of the Company and its
Affiliates or any person who was an employee or consultant of any such corporations (and will use best efforts to prevent any subsequent employer of Executive or related entity or person from taking any such actions);

                   (ii) Executive will not induce or attempt to induce any customer, client supplier, licensee or other business relation of the Company and its Affiliates to cease doing business with the Company and its Affiliates, or in any way interfere with the relationship or potential relationship between any such customer, client, supplier, licensee or business relation and the Company and its Affiliates; and

                   (iii) Executive shall not solicit or attempt to solicit, or accept business from, any entity which at any time during the twelve month period prior to the date of termination of Executive's employment with the Company and its Affiliates, was a client or customer of the Company and its Affiliates, for the purpose of doing business with such client or customer in matters which directly compete with the business of the Company or its Affiliates. For the purpose of this covenant, the clients and customers of the Company and its Affiliates shall include those entities with which the Company and its Affiliates had held discussions or negotiations concerning services of the Company and its Affiliates.

              (c) PUBLICLY-HELD STOCK. Nothing herein contained shall prevent Executive from holding or making an investment in:

                   (i) securities listed on a national securities exchange or sold in the over-the-counter market, provided that such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor within the meaning of this Section; or

                   (ii) interests in a mutual fund or other pooled investment vehicle in which Executive has less than a five percent (5%) interest.

              (d) CONFIDENTIAL INFORMATION. Executive has previously executed and delivered to CORE the Company's standard non-disclosure agreement with respect to confidential information. Executive hereby re-affirms all his obligations pursuant to the Company's standard non-disclosure agreement in the form attached hereto as EXHIBIT A.

              (e) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the

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Company and its Affiliates, Executive acknowledges that a breach of any of the covenants contained in this Agreement could result in material irreparable injury to the Company and its Affiliates for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary and permanent injunction restraining Executive from engaging in any activities prohibited by this Agreement or such other equitable relief as may be required to enforce specifically any of the covenants of this Agreement.

              (f) REASONABLENESS OF RESTRICTIONS. The parties are of the view that the restrictions placed on Executive herein, in the light of all the circumstances are reasonable as to scope, period of time and geographical area. Nevertheless, it is the intent of the parties that this Agreement be enforceable and restrict Executive's activities only to the extent permitted by law. Accordingly, in the event that any provisions in this Agreement shall be determined by arbitrators or by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time over too large a geographic area or range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

              (g) DEFINITION OF "COMPANY AND ITS AFFILIATES". For the purposes of Section 9, "Company and its Affiliates" shall mean the Company, CORE, INC., and all direct and indirect subsidiaries of CORE, INC. and the Company.

      10. AVAILABILITY OF RECORDS. During the term of this Agreement and for a one year period after any termination hereof, the Company agrees to make available to Executive, his executors, administrators or heirs, for inspection on the premises of the Company during normal working hours, copies of any records relating to activities while employed by the Company and which relate to any rights or benefits to which Executive was entitled at the time of his termination of employment. However, upon the termination of this Agreement, Executive shall not be entitled to retain any records or charts of the Company in his possession.

      11. ARBITRATION. Any controversy or claim arising under or relating to this Agreement, or breach therefor, shall be settled by arbitration in Orange County, California in accordance with the rules of the American Arbitration Association as in effect from time to time. Judgement

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upon the reward rendered may be entered in any court having jurisdiction thereof.

      Notwithstanding anything contained in this Section 11, Executive agrees that, in the event of any actual or threatened breach by Executive of his undertakings in Section 9, the Company shall be entitled to immediate temporary injunctive and other equitable relief awarded in or in addition to the arbitration as provided herein.

      12. ASSIGNABILITY. This Agreement shall inure to the benefit of the successors and assigns of the Company. However, this Agreement is personal to Executive, and he may not assign any of his rights or obligations hereunder.

      13. AMENDMENTS. No amendment of or variation in the terms of this Agreement shall be valid unless made in writing and signed by Executive and a duly authorized representative of the Company.

      14. NOTICES. Any notice required or permitted under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the following addresses:


                  To the Company at:

                  CORE, INC.
                  18881 Von Karman Avenue, Suite 1750
                  Irvine, California 92612
                  Attn: Chairman of the Compensation Committee

                  with a copy to:

                  Stephen M. Kane, Esq.
                  Rich, May, Bilodeau & Flaherty, P.C.
                  294 Washington Street
                  Boston, MA  02108-4675

                  To Executive at:

                  -----------------
                  -----------------
                  -----------------

      15. RULES OF CONSTRUCTION; HEADINGS AND VALIDITY. This Agreement shall be construed in accordance with the laws of Massachusetts.

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      The headings contained in this Agreement are for reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

      If any provision of this Agreement or portion of such provision, or the application thereof under any circumstances, is held invalid, the remainder of this Agreement (or the remainder of such provision) and the application thereof under other circumstances shall not be affected by such partial invalidity.

      16. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as are specifically set forth herein. Except as otherwise provided by this agreement, no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provide.


         IN WITNESS WHEREOF, the parties to this Agreement have caused the same
to be executed as of the    day of          , 1999.

                                   CORE, INC.
                                   ("Company" or "CORE")

                                   By:
                                       -----------------------------


                                       -----------------------------
                                       -----------------------------
                                               ("Executive")


Exhibit A- Company Non-Disclosure Agreement

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